UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into A Material Definitive Agreement.

On September 21, 2026 and September 22, 2026, Newton Golf Company, Inc. (the “Company”) and an aggregate of three holders (the “Holders”) of the Company’s Series A Common Warrants to Purchase Common Stock issued by the Company on December 13, 2024 (the “Warrants”) entered into warrant exchange agreements (the “Exchange Agreements”), pursuant to which the Company issued to each Holder the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), calculated by dividing the product of (i) $0.35 multiplied by (ii) the number of shares of Common Stock underlying the applicable Warrant by the lower of (i) the Nasdaq official closing price of the Common Stock immediately preceding the execution of the applicable Exchange Agreement or (ii) the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding the execution of the applicable Exchange Agreement, in each case as determined in accordance with Nasdaq Listing Rule 5635(d). Pursuant to the Exchange Agreements, on September 21, 2026 and September 22, 2026, the Company issued an aggregate of 232,202 shares of Common Stock (the “Shares”) for the repurchase of Warrants previously exercisable for an aggregate of 749,999 shares of Common Stock.

Pursuant to the Exchange Agreements, the Company also agreed, for a period of 12 months following the date of the applicable Exchange Agreement, that prior to issuing any Common Stock or securities convertible, exchangeable or exercisable into or for Common Stock (a “Future Offering”), it will first deliver to each Holder a written notice describing generally the proposed Future Offering and providing the Holder an option (the “Buyer Purchase Option”) to purchase its pro rata share, together with all other parties who have entered into a Warrant Agreement that elect to participate in such Future Offering, of 10% of the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) that are proposed to be sold in the Future Offering, subject to customary cut-back rights. The Buyer Purchase Option does not apply to (i) any Exempt Issuance or (ii) any “at-the-market” offering. An “Exempt Issuance” includes (A) any transaction involving the Company’s issuances of securities as consideration in a merger, consolidation, share exchange, business combination, or acquisition of a business, product, license or other assets by the Company, or in connection with any strategic partnership or joint venture; provided that securities issued in a PIPE, bridge financing or other capital-raising transaction undertaken in connection with any such transaction shall not constitute an Exempt Issuance; (B) any issuances of (i) shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) pursuant to, and in accordance with the terms of, any equity compensation plan of the Company; or (ii) shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any securities outstanding as of the date of the applicable Exchange Agreement or issued in a Future Offering.

The Exchange Agreements contain customary representations, warranties and agreements by the Company and the Holders. The representations, warranties and covenants contained in each Exchange Agreement were made only for purposes of such Exchange Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such Exchange Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026	NEWTON GOLF COMPANY, INC.

	By:	/s/ Jeff Clayborne
Jeff Clayborne
Chief Financial Officer and Chief Operating Officer